EXHIBIT 10.14.1

November 3, 2004

Rick Kundrat
NuVim Inc.
12 Route 17 North
Paramus, NJ 07652

Re:	Amendment to Services Agreement and Convertible Promissory Note, each dated July 26, 2004; Second Amendment to Services Agreement and Warrant, each dated September 14, 2004

Dear Rick:

          Under the terms of the above-referenced documents, the passage of the date January 1, 2005 triggers certain rights to me. By this letter, I hereby agree that in each of the documents, the date January 1, 2005 shall be amended to be March 31, 2005.

Very truly yours,

/s/ DICK CLARK

Dick Clark